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                                                                     EXHIBIT 4.2

FRONT


COMMON STOCK    COMMON STOCK

NET

Netivation.com, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 64115R 10 8
SEE REVERSE FOR CERTAIN DEFNITIONS

This certifies that    is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF

Netivation.com, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation as amended, copies of which are on file at the office of the Transfer Agent, all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

SECRETARY    PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN SECURITIES TRANSFER & TRUST, INC.
P.O. Box 1596, Denver, Colorado 80201


BY

TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE
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BACK

Netivation.com, Inc.

The Corporation will furnish without charge to each stockholder who so requests a copy of the powers, preferences, relative, participating, optional or other special rights to each class of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM N       as tenants in common
        TEN ENT N       as tenants by the entireties
        JT TEN  N       as joint tenants with right of
                        survivorship and not as tenants
                        in common




 UNIF GIFT MIN ACT N                ......................... Custodian
 ......................
                                        (Cust)
(Minor)
                                under Uniform Gifts to Minors
                                Act
 .......................................................................
                                                                (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,
hereby sell, assign and transfer unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.
Dated

NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR EN-LARGEMENT OR ANY CHANGE WHATEVER.

X
        (SIGNATURE)


X
        (SIGNATURE)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY: